EXHIBIT 10.1
RESIGNATION AGREEMENT AND GENERAL RELEASE
     THIS RESIGNATION AGREEMENT AND GENERAL RELEASE is made and entered into this 7th day of July, by and between Roger D. Stewart (hereinafter referred to as “Employee”), and Community First, Inc. (hereinafter referred to as “Community First”).
W I T N E S S E T H:
     WHEREAS, on July 7, 2008, Employee was informed by representatives of Community First that he would be given the opportunity to resign, effective immediately, and Employee expressed his willingness to resign upon the terms and conditions set forth herein; and
     WHEREAS, Community First is willing to accept Employee’s resignation upon the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:
1.	The recitals set forth above are true and accurate.

2.
This Resignation Agreement and General Release (“Agreement”) shall not be construed as an admission by the Employee of any fact or conclusion of law. Without limiting the general nature of the previous sentence, this Agreement shall not be construed as an admission that the Employee violated any law or regulation relating to his employment, his profession, or the duties thereof.

3.
Likewise, this Agreement shall not be construed as an admission by Community First of any fact or conclusion of law. Without limiting the general nature of the previous sentence, this Agreement shall not be construed as an admission that Community First, or any of its officers, directors, managers, agents, or employees have violated any law or regulation limiting Community First’s right to terminate an employee at will or have violated any contract, express or implied.

4.
Employee represents and warrants that Employee has no knowledge of any practices engaged in by Community First that is or was a violation of any applicable state law or regulations or of any federal law or regulations. To the extent that Employee has knowledge of any such practices, Employee represents and warrants that Employee already notified Community First in writing of such alleged practices. The Employee understands that this representation is material to the willingness of Community First to enter into this Agreement.

5.
Employee represents and warrants that Employee has not filed any complaint(s) or charge(s) against Community First with the Equal Employment Opportunity Commission or the state commission empowered to investigate claims of employment discrimination, the Office of Federal Contract Compliance Programs, or with any other local, state or federal agency or court, and that if any such agency or court assumes jurisdiction of any complaint(s) or charge(s) against Community First on behalf of Employee, Employee will request such agency or court to withdraw from the matter, and Employee will refuse any benefits derived therefrom. This Agreement will not affect Employee’s right to hereafter file a charge with or otherwise participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission regarding matters which arose after this date and which are not the subject of this Agreement.
6.
Employee represents and agrees that Employee is fully aware of his rights and is advised to discuss any and all aspects of this Agreement with his attorney, that Employee has carefully read and fully understands all of the provisions of this Agreement, and that, in consideration of the provisions hereof, Employee agrees to enter into this Agreement. Employee represents and acknowledges that prior to the execution of this Agreement the Employee has been provided a period of twenty-one (21) days within which to consider the Agreement.

7.
As a material inducement to Community First to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges Community First and related entities, and each of their assigns, agents, directors, officers, employees, representatives, and attorneys, and all persons acting by, through, under or in concert with any of them (collectively “Released Parties”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, known or unknown (“Claims”), which Employee now has, owns, holds, or claims to have, own, or hold, or which Employee at any time heretofore had, owned, or held, or claimed to have, own, or hold, or which Employee at any time hereafter may have, own, hold, or claim to have, own or hold, against each or any of the Released Parties. Such Claims include those under local, state or federal law, Executive Order, or at common law including, but not limited to, the Age Discrimination in Employment Act (ADEA). This provision does not include the release of future charges before the Equal Employment Opportunity Commission regarding matters which arose after this date and which are not the subject of this Agreement. This provision also does not include the waiver or release of any rights to which Employee has been vested in any plan governed by the Employee Retirement Income Security Act (“ERISA”) or his right to elect continuation health insurance coverage thereunder.

8.
Employee hereby agrees to indemnify and hold each and all of the Released Parties harmless from and against any and all loss, costs, damage, or expense, including, without limitation, attorneys fees, incurred by the Released Parties, or any of them, arising out of Employee’s breach of this Agreement or the fact that any representation made by his herein was false when made.

9.	As a material inducement to Employee to enter into this Agreement, Community First will provide the following:

(a)	Right to Resign — Community First agrees to accept Employee’s resignation, effective as of July 7, 2008.

(b)
Severance Pay in the form of salary continuation payments of Employee’s Base Salary, for a period to end December 31, 2008, paid on each regular payroll date from July 15, 2008 until December 31, 2008, and from which Community First will make applicable regular withholding. This salary continuation includes any and all accrued vacation, sick or any other paid time (of whatever kind or nature) to which the Employee is or may be entitled and also severance payments to which the Employee is not entitled, absent his signing this Agreement.

(c)
Health Insurance coverage, to be paid for in the same manner as if Employee remained an active employee, for a period not to exceed December 31, 2008, such coverage ending on December 31, 2008, after which date Employee will receive notice of his right to elect continuation coverage at his expense.

10.	Employee represents that Employee has not heretofore assigned or transferred, or purported to assign or transfer to any person or entity, any claim or any portion thereof or interest therein.
11.
Community First represents that it has no knowledge of any pending claim against Community First or the Employee involving acts of the Employee. Except for that representation, the Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any other representation or statement made by any of the Released Parties or by any of the Released Parties’ agents, representatives or attorneys, except as set forth herein, with regard to the subject matter, basis or effect of this Agreement.

12.
This Agreement shall be binding upon Community First, Employee and upon Employee’s heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executor, successors and assigns.

13.	This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Tennessee.
14.
Employee shall have seven (7) days following the execution of this Agreement during which to revoke the Agreement. This Agreement shall become effective and irrevocable only after the seven (7) day period has expired and only absent a timely and effective revocation.

15.
Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     16. This Agreement sets forth the entire agreement between the parties hereto.

COMMUNITY FIRST, INC.
By	/s/ Marc R. Lively
Marc R. Lively
President and Chief Executive Officer

/s/ Roger D. Stewart
Roger D. Stewart

Date: July 7, 2008